UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 8, 2000


                      Commission file number 000-29033

                                  LIFEPLAN
             (Exact name of registrant as specified in charter)


          Nevada                                  86-0861757
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     1850 E. Flamingo Rd #111
     Las Vegas, Nevada                                 89119
     (Address of Principal Executive Office)           (Zip Code)

                               (702) 866-5830
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     On February 25, 2000 all of the stockholders of LIFEPLAN sold their position to Anthony N. DeMint for $50,000 in cash consideration and Patricia Nagle resigned as President, Secretary, Treasurer and Sole Director and Anthony N. DeMint became Sole Director, President, Secretary, Treasurer and the only stockholder of record.

     Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of March 8, 2000 between HIC-VAC, Inc, ("HIVC"), a Nevada corporation, and LIFEPLAN. ("LIFEPLAN"), a Nevada corporation, all the outstanding shares of common stock of LIFEPLAN were exchanged for 100,000 shares of 144 restricted common stock of HIVC in a transaction in which HIVC was the successor corporation.

     A copy of the Merger Agreement and Certificate of Merger are filed as exhibits to this Form 8-K and are incorporated in their entirety herein.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The consideration exchanged pursuant to the Merger Agreement was negotiated between HIVC and LIFEPLAN

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Patricia Nagle resigned as President, Secretary, Treasurer and Sole Director and Anthony N. DeMint became Sole Director, President, Secretary and Treasurer.

     Pursuant to the merger the Officers and Directors of HIVC, the successor corporation, will remain the same.

ITEM 7.   FINANCIAL STATEMENTS

     No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

1.1* Agreement and Plan of Merger between HIV-VAC, Inc. and LIFEPLAN.

1.2* Certificate of Merger between HIV-VAC, Inc. and LIFEPLAN.

1.3* Unanimous consent of Stockholders
______
*Filed herewith

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LIFEPLAN

                                        By /s/ Anthony DeMint
                                            Anthony N. DeMint, President


Date: March 8, 2000